EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 10, 2009 in the Amendment No. 1 to the Registration Statement (File No. 333-159154) and related Prospectus of Claymore Securities Defined Portfolios, Series 590.


                                                          /s/ Grant Thornton LLP
                                                        ------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
June 10, 2009